Exhibit 6.3

                      Commercial Office Lease (Triple Net)

      THIS COMMERCIAL OFFICE LEASE ("Lease") is entered into as of the 15th day of April, 1999 ("Lease Date") by and between Landlord and Tenant as described in the following Lease Summary on the Lease Date. Landlord leases to Tenant and Tenant rents from Landlord the Premises upon the terms and conditions hereinafter set forth:

1 LEASE SUMMARY

      1.1 Summary of Basic Lease Information. The following terms are a summary of the basic provisions of this Lease:

                  1.1.1    Landlord:                          Grip Development, Inc.

                  1.1.2    Landlord's Address:                110 East Atlantic Avenue, Suite 325
                                                              Delray Beach, Florida 33444

                  1.1.3    Tenant:                            Interactive Technologies.com, Ltd.,
                                                              United Interactive Technologies, Inc.,
                                                              Integrated Merchant Services, Inc.,
                                                              Web Classified.net, Inc.,
                           Soc Sec/Fed Tax Id #               65-0484771

                  1.1.4    Tenant's Address:                  110 East Atlantic Avenue, Suite 400
                                                              Delray Beach, Florida 33444

                  1.1.5    Guarantor(s):                      None

                  1.1.6    Guarantor(s) Address:              N/A

                  1.1.7    Guarantor(s) SS#:

                  1.1.8    Bldg. Name and Address:            The Grip Building
                                                              110 East Atlantic Avenue
                                                              Delray Beach, Florida 33444

                  1.1.9    Premises:                          Suite 400
                                                              as shown on the "Floor Plan" attached
                                                              hereto as Exhibit "A".


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

                  1.1.10   Gross Rentable Area                Approximately 12044.77 square feet.
                           of the Premises:

                  1.1.11   Term:                              One Hundred and twenty (120) months,
                                                              beginning on the Commencement Date
                                                              and ending on the Expiration Date, unless
                                                              sooner terminated as hereinafter
                                                              provided.

                  1.1.12   Commencement Date:                 August 1, 1999

                  1.1.13   Expiration Date:                   July 31, 2009.

                  1.1.14   Security Deposit:                  First, last and one month's additional
                                                              security plus operating expenses for first
                                                              and last months.

                  1.1.15   Monthly Base Rent:

--------------------------------------------------------------------------------
        Amount Per Month                Commencing On                Ending On
   (plus applicable sales tax)
--------------------------------------------------------------------------------
              $9,755.28                August 1, 1999             July 31, 2000
--------------------------------------------------------------------------------
             $14,163.64                August 1, 2000             July 31, 2001
--------------------------------------------------------------------------------
             $14,584.55                August 1, 2001             July 31, 2002
--------------------------------------------------------------------------------
             $15,022.09                August 1, 2002             July 31, 2003
--------------------------------------------------------------------------------
             $15,472.75                August 1, 2003             July 31, 2004
--------------------------------------------------------------------------------
             $15,936.93                August 1, 2004             July 31, 2005
--------------------------------------------------------------------------------
             $16,415.04                August 1, 2005             July 31, 2006
--------------------------------------------------------------------------------
             $16,907.49                August 1, 2006             July 31, 2007
--------------------------------------------------------------------------------
             $17,414.71                August 1, 2007             July 31, 2008
--------------------------------------------------------------------------------
             $17,937.15                August 1, 2008             July 31, 2009
--------------------------------------------------------------------------------

                  1.1.16   Operating Expense:                 This is a triple net lease.  The Operating
                                                              Expenses are not included in Monthly


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

                                                              Base Rent described above.
                                                              (Operating Expenses for 1998
                                                              are estimated to be $4.50 per
                                                              square foot).

                  1.1.17   Tenant's Share:                    29.089 percent (determined by dividing
                                                              the Gross Rentable Area of the Premises
                                                              by the Gross Rentable Area of the
                                                              Building, multiplying the resulting
                                                              quotient by 100, and rounding to the 3rd
                                                              decimal place).

                  1.1.18   Parking Spaces:                    23 spaces 4 covered

                  1.1.19   Parking Charge:                    Included in Tenant's Share of Operating
                                                              Expenses.  See, P. 1.1.17

                  1.1.20   Broker:                            Jack Lupo

                  1.1.21   Electric:                          Included in Tenant's Share of Operating
                                                              Expenses.  See, P. 1.1.17

                  1.1.22   Tenant Improvements:               See, EXHIBIT "D"

                  1.1.23   Prepaid Rent:                      First month's Minimum Rent prepaid
                                                              with the execution of this Lease.

                  1.1.24   Permitted Use                      Internet company.
                           of Premises:

2 EXHIBITS. The following exhibits and addenda which are attached to this Lease are incorporated into and made a part of this Lease as though fully set forth herein:

                  EXHIBIT A -           Floor Plan showing the Premises
                  EXHIBIT B -           Legal Description of the Building
                  EXHIBIT C -           Rules and Regulations
                  EXHIBIT D -           Tenant Improvements
                  EXHIBIT F -           Guaranty of Lease

3 TERM.

      3.1 Grant; Term. In consideration of the performance by the Tenant of its obligations under this Lease, the Landlord leases to the Tenant and Tenant


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            leases from the Landlord, for the Term, the "Premises," which
            Premises are shown outlined on the floor plan attached hereto and made a part hereof as Exhibit "A." The Premises, are located in that certain office building, called The Grip Building (the "Building"), located in Palm Beach, Florida, as more particularly described in Exhibit "B", attached hereto and made a part hereof. The Gross Rentable Area of the Premises, as described in the Lease Summary, is equal to the sum of the net useable area of the Premises plus a proportionate share of the Common Areas (according to B.O.M.A. standards).

            The 'Term" of the Lease is the period from the Commencement Date as specified in the Lease Summary, through the Expiration Date, as specified in the Lease Summary. If the Premises are ready for occupancy prior to the Commencement Date, then Tenant shall take occupancy on such date and Tenant's obligations to pay Minimum Rent and all other charges shall commence on such date. If Landlord cannot deliver possession of the Premises to Tenant on the Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom; but, in that event, this Lease shall in all ways remain in full force and effect except that Minimum Rent and other charges shall be waived for the period between the Commencement Date and the time when Landlord can deliver possession; provided, however, if delivery of possession is delayed more than ninety (90) days past the scheduled Commencement Date, Tenant may terminate this Lease upon fifteen (15) days' written notice to Landlord, whereupon both parties shall be relieved of all further obligations hereunder.

            Notwithstanding the foregoing, if delivery of possession is delayed due to any act or omission of Tenant, then the Commencement Date shall be the date Landlord would have delivered possession, but for Tenant's delay.

            The Landlord shall have no construction or improvement obligation with respect to the Premises unless expressly provided for in a work letter agreement, which, if executed by Landlord and Tenant, shall be incorporated as Exhibit "D" to this Lease. Upon the expiration of five (5) business days following the Commencement Date, the Premises shall conclusively be assumed to be accepted by Tenant unless Tenant shall have given Landlord written notice of any contended defects in the Premises.


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4 RENT.

      4.1 Covenant to Pay. The Tenant shall pay to Landlord all sums due hereunder from time to time from the Commencement Date, without prior demand, together with all applicable Florida sales tax thereon; however, unless otherwise provided in this Lease, payments, other than Tenant's regular monthly payments of Minimum Rent and Operating Costs shall be payable by Tenant to Landlord within five
            (5) days following demand. All rent and other charges that are required to be paid by Tenant to Landlord shall be payable at Landlord's address indicated on the Lease Summary. Monthly Rent, Operating Costs and any other charges for any "Lease Year" consisting of less than twelve (12) months shall be prorated on a per diem basis, based upon a period of 365 days. "Lease Year" means the twelve (12) full calendar months commencing on the Commencement Date. However, the final Lease Year may contain less than twelve
            (12) months due to expiration or sooner termination of the Term. The Tenant agrees that its covenant to pay rent, Operating Costs and all other sums due under this Lease is an independent covenant and that all such amounts are payable without counterclaim, set-off, deduction, abatement, or reduction whatsoever, except as expressly provided for in this Lease.

      4.2 Minimum Rent. Subject to any escalation which may be provided for in this Lease, the Tenant shall pay Minimum Rent for the Term in the initial amount specified in the Lease Summary, which, except for the first installment, shall be payable throughout the Term in equal monthly installments on the first day of each calendar month of each year of the Term. Such monthly installments shall be in the amounts (subject to escalation, if any) specified in the Lease Summary. The first monthly installment of Minimum Rent shall be due upon execution of this Lease. The Minimum Rent described above shall be adjusted at the beginning of the second and each succeeding Lease Year during the Term of this Lease as provided in the Lease Summary.

      4.3 Operating Costs. The Tenant shall pay to the Landlord the Tenant's proportionate share of the annual Operating Costs, as hereinafter defined, for each month of the Term. The amount of Operating Costs payable to the Landlord may be estimated by the Landlord for such period as the Landlord determines from time to time (not to exceed twelve (12) months), and the Tenant agrees to pay to the Landlord the amounts so estimated in equal installments, in advance, on the first day of each month during such period. Notwithstanding the foregoing, when bills for all or any portion of Operating Costs so estimated are actually received by Landlord, the Landlord may bill the Tenant for the Tenant's proportionate share thereof, less any amount


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            previously paid by Tenant to Landlord on account of such item(s) by way of estimated Operating Costs payments.

            Within a reasonable period of time after the end of the period for which estimated payments have been made, the Landlord shall submit to the Tenant a statement from the Landlord setting forth the actual amounts payable by the Tenant based on actual costs. If the amount the Tenant has paid based on estimates is less than the amount due based on actual costs, the Tenant shall pay such deficiency within five (5) days after submission of such statement. If the amount paid by the Tenant is greater than the amount actually due, the excess may be retained by the Landlord to be credited and applied by the Landlord to the next due installments of the Tenant's proportionate share of Operating Costs, or as to the final Lease Year, provided Tenant is not in default, Landlord will refund such excess to Tenant. The Tenant's proportionate share of Operating Costs for the final estimated period of the Term of this Lease shall be due and payable even though it may not be finally calculated until after the expiration of the Term. Accordingly, Landlord shall have the right to continue to hold Tenant's security deposit following expiration of the Term until Tenant's share of actual Operating Costs has been paid.

            For purposes of this Lease, Tenants proportionate share shall be a fraction, the numerator of which is the Gross Rentable Area of the Premises and the denominator of which is the Gross Rentable Area of the Building. Tenant's proportionate share is as set forth in the Lease Summary. The term "Operating Costs" shall mean any amounts paid or payable whether by the Landlord or by others on behalf of the Landlord, arising out of Landlord's maintenance, operation, repair, replacement (if such replacement increases operating efficiency) and administration of the Building and Common Areas, including, without limitation:

            4.3.1 the cost of all real estate, personal property and other ad valorem taxes, and any other levies, charges, local improvement rates, and assessments whatsoever assessed or charged against the Building and Common Areas, the equipment and improvements therein contained, and including any amount assessed or charged in substitution for or in lieu of any such taxes, excluding only income or capital gains taxes imposed upon Landlord, and including all costs associated with the appeal of any assessment on taxes;

            4.3.2 the cost of insurance which the Landlord is obligated or permitted to obtain under this Lease and any deductible amount applicable to any


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                    claim made by the Landlord under such insurance;

            4.3.3 the cost of security, janitorial, landscaping, garbage removal, and trash removal services,

            4.3.4 the cost of heating, ventilating, and air conditioning, to the extent incurred with respect to Common Areas or with respect to any shared systems;

            4.3.5 the cost of all fuel, water, electricity, telephone, and any other utilities used in the maintenance, operation, or administration of the Building and Common Areas;

            4.3.6 salaries, wages, and any other amounts paid or payable for the personnel involved in the repair, maintenance, operation, security, supervision, or cleaning of the Building and Common Areas; and

            4.3.7   a reasonable management fee.

      4.4 Payment of Personal Property Taxes. Tenant shall pay, when due, all taxes attributable to the personal property, trade fixtures, business, occupancy, or sales of Tenant or any other occupant of the Premises and to the use of the Building by Tenant or such other occupant.

      4.5 Rent Past Due. If any Payment due from Tenant shall be overdue, a late charge of five (5%) percent of the delinquent sum may be charged by Landlord. If any payment due from Tenant shall remain overdue for more than fifteen (15) days, an additional late charge in an amount equal to the lesser of the highest rate permitted by law or one and one-half (1.5% percent per month or eighteen (18%) percent per annum) of the delinquent amount may be charged by Landlord, such charge to be computed for the entire period for which the amount is overdue and which shall be in addition to and not in lieu of the five (5%) percent late charge or any other remedy available to Landlord.

      4.6 Security Deposit. The Landlord acknowledges receipt of a security deposit in the amount specified on the Lease Summary to be held by the Landlord, without any liability for interest thereon, as security for the performance by the Tenant of all its obligations under this Lease. Landlord shall be entitled to commingle the security deposit with Landlord's other funds. If Tenant should default in any of its obligations under this Lease, the Landlord may at its option, but without prejudice to any other rights which the Landlord


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            may have, apply all or part of the security deposit to compensate the Landlord for any loss, damage, or expense sustained by the Landlord as a result of such default. If all or any part of the security deposit should be so applied, then the Tenant shall restore the security deposit to its original amount on demand of the Landlord. Subject to the provisions of section 4.3, within thirty
            (30) days following termination of this Lease, if the Tenant is not then in default, the security deposit will be returned by the Landlord to the Tenant.

      4.7 Landlord's Lien. To secure the payment of all rent and other sums of money due and to become due hereunder and the faithful performance of this Lease by Tenant, Tenant hereby gives to Landlord an express first and prior contract lien and security interest on all property now or hereafter acquired (including fixtures, equipment, chattels, and merchandise which may be placed in the Premises) and also upon all proceeds of any insurance which may accrue to Tenant by reason of destruction of or damage to any such property. Such property shall not be removed therefrom without the written consent of Landlord until all arrearages in rental and other sums of money then due to Landlord hereunder shall first have been paid. All exemption laws are hereby waived in favor of said lien and security interest. This lien and security interest is given in addition to Landlord's statutory lien and shall be cumulative thereto. Landlord shall, in addition to all of its rights hereunder, have all of the rights and remedies of a secured party under the Florida Uniform Commercial Code. To the extent permitted by law, this Lease shall constitute a security agreement under Article 9 of the Florida Uniform Commercial Code.

5 USE OF PREMISES.

      5.1 Permitted Use. The Premises shall be used and occupied only for the use specified in the Lease Summary. Tenant shall carry on its business on the Premises in a reputable manner and shall not do, omit to do, permit, or suffer to be done or exist upon the Premises anything which shall result in a nuisance, hazard, or bring about a breach of any provision of this Lease or any applicable municipal or other governmental law or regulation. Tenant shall observe all reasonable rules and regulations established by Landlord from time to time for the Building. The rules and regulations in effect as of the date hereof are attached to and made a part of this Lease as Exhibit "C." The names for the Building, which the Landlord may from time to time adopt, and every name or mark adopted by the Landlord in connection with the Building shall be used by the Tenant only in association with the business carried on in the Premises during the Term and the Tenant's use thereof shall


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            be subject to such regulation as the Landlord may, from time to time, impose.

      5.2 Compliance with Laws. The Premises shall be used and occupied in a safe, careful, and proper manner so as not to contravene any governmental or quasi-governmental laws, regulations, or orders, or the requirements of the Landlord's or Tenant's insurers which may be in effect from time to time throughout the Term of the Lease. If, due to the Tenant's use of the Premises, repairs, improvements, or alterations should become necessary to comply with any of the foregoing, then the Tenant shall pay the entire cost thereof.

      5.3 Signs. Except with the prior written consent of the Landlord, the Tenant shall not erect, install, display, inscribe, paint, or affix any signs, lettering, or advertising medium upon or above any exterior portion of the Premises. Landlord, at its expense, will provide one building standard identification sign outside the principal entry to the Premises and will provide space on a directory in the Building lobby.

      5.4 Environmental Provisions. Tenant warrants and represents that it will not use or employ the Landlord's and/or the Building property's facilities, equipment, or services to handle, transport, store, treat, or dispose of any hazardous waste or hazardous substance, whether or not it has generated or produced same on the Premises. Tenant further warrants and represents that any activity on or relating to the Premises shall be conducted in full compliance with all applicable laws. Tenant agrees to defend, indemnify, and hold harmless Landlord against any and all claims, costs, expenses, damages, liability, and the like, which Landlord may hereafter be liable for, suffer, incur, or pay arising under any applicable laws which may result from or arise out of any breach of the warranties and representations by Tenant contained in this section 5.4, or out of any act, activity, violation of any applicable laws by Tenant, its agents, employees, or assigns. Tenant's liability under this section 5.4 shall survive the expiration of any termination of this Lease.

6 ACCESS AND ENTRY.

      6.1 Right of Examination. The Landlord shall be entitled at all reasonable times, and upon reasonable notice (but no notice shall be required in emergencies) to enter the Premises to examine them; to make such repairs, alterations, or improvements thereto as the Landlord considers necessary or reasonably desirable; to have access to underfloor facilities and access panels to mechanical shafts and to check, calibrate, adjust and balance controls and other parts of the heating, air conditioning, ventilating, and meter control


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            systems. The Landlord reserves to itself the right to install, maintain, use, and repair pipes, ducts, conduits, vents, wires, and other installations leading in, through, over, or under the Premises and for this purpose, the Landlord may take all material into and upon the Premises which is required therefore. The Tenant shall not unduly obstruct any pipes, conduits, or mechanical or other electrical equipment so as to prevent reasonable access thereto. The Landlord reserves the right to use all exterior walls and roof area. The Landlord shall exercise its rights under this section, to the extent possible in the circumstances, in such manner so as to minimize interference with the Tenant' s use and enjoyment of the Premises.

      6.2 Right to Show Premises. The Landlord and its agents have the right to enter the Premises at all reasonable times and upon reasonable notice to show them to prospective purchasers, lenders, or anyone else having a prospective interest in the Building, and, during the last six (6) months of the Term (or the last six (6) months of any renewal term if this Lease is renewed) to show them to prospective tenants.

7 MAINTENANCE, REPAIRS, AND ALTERATIONS.

      7.1 Maintenance and Repairs by Landlord. The Landlord covenants to keep the following in good repair as a prudent owner:

            7.1.1 the structure of the Building including exterior walls and roof;

            7.1.2 the mechanical, electrical, HVAC and other base building systems (except such as may be installed by or be the property of the Tenant or as may be serving only the Premises), and

            7.1.3 the entrances, sidewalks, corridors, parking areas and other facilities that, from time to time, may comprise the Common Areas. So long as the Landlord is acting in good faith, the Landlord shall not be responsible for any damages caused to the Tenant by reason of failure of any equipment or facilities serving the Building or delays in the performance of any work for which the Landlord is responsible pursuant to this Lease. Notwithstanding any other provisions of this Lease, if any part of the Building is damaged or destroyed or requires repair, replacement, or alteration as a result of the act or omission of the Tenant, its employees, agents, invitees, licensees, or contractors, the Landlord shall have the right to perform same, and the cost of such repairs, replacement or alterations shall be paid by the Tenant to the Landlord upon demand. In addition, if, in an emergency, it shall


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                    become necessary to make promptly any repairs or
                    replacements required to made by Tenant, Landlord may enter the Premises and proceed forthwith to have such repairs or replacements made and pay the costs thereof. Upon demand, Tenant shall reimburse Landlord for the cost of making such repairs or replacements.

      7.2 Maintenance and Repairs by Tenant. The Tenant shall, at its sole cost, repair or maintain the Premises (including, without limitation, floor and wall coverings, electric light bulbs and tubes and tube casings) exclusive of base building mechanical and electrical systems, all to a standard of a first class office building, with the exception only of those repairs which are the obligation of the Landlord pursuant to this Lease. All repairs and maintenance performed by the Tenant in the Premises shall be performed by contractors or workmen designated or approved by the Landlord. At the expiration or earlier termination of the Term, the Tenant shall surrender the Premises to the Landlord in as good condition and repair as the Tenant is required to maintain the Premises throughout the Term.

      7.3 Approval of Tenant's Alterations. No alterations (including, without limitation, repairs, replacements, additions, or modifications to the Premises by Tenant) other than cosmetic alterations which are interior and nonstructural, shall be made to the Premises without the Landlord's written approval, which, as to exterior or structural alterations may be withheld in the Landlord's sole discretion. Any alterations by Tenant shall be performed at the sole cost of the Tenant, by contractors and workmen approved by Landlord in a good and workmanlike manner, and in accordance with all applicable laws and regulations.

      7.4 Removal of Improvements and Fixtures. All Leasehold improvements and fixtures (other than those which can be removed without damage to the Premises), at the expiration of the Term or upon earlier termination of this Lease, shall become the Landlord's property. During the Term, in the usual course of its business, the Tenant may remove its trade fixtures, provided the Tenant is not in default under this Lease. Tenant shall, at the expiration or earlier termination of the Term, at its sole cost, remove such of the leasehold improvements (except for improvements installed by Landlord prior to the Commencement Date) and trade fixtures in the Premises as the Landlord shall require to be removed and restore the Premises to the condition that existed prior to Tenants installation of such fixtures. The Tenant shall, at its own expense, repair any damage caused to the Building or the Premises by such removal. If the Tenant does not remove its trade fixtures at the expiration or earlier termination of the Term, the trade fixtures shall, at the


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            option of the Landlord, either be removed by Landlord at the expense of the Tenant or become the property of the Landlord and may be removed from the Premises and sold or disposed of by the Landlord in such manner as it deems advisable without any accounting to Tenant.

      7.5 Liens. The Tenant shall promptly pay for all materials supplied and work done in respect of the Premises so as to ensure that no lien is recorded against any portion of the Building or against the Landlord's or Tenant's interest therein. If a lien should be so recorded, the Tenant shall discharge it promptly by payment or bonding. If any such lien against the Building or Landlord's interest therein is recorded and not discharged by Tenant as above required within fifteen (15) days following recording, the Landlord shall have the right to remove such lien by bonding or payment and the cost thereof shall be paid immediately by Tenant to Landlord. Landlord and Tenant expressly agree and acknowledge that no interest of Landlord in the Premises or the Building shall be subject to any lien for improvements made by Tenant in or for the Premises, and the Landlord shall not be liable for any lien for any improvements made by Tenant. Such liability is expressly prohibited by the terms of this Lease. In accordance with applicable laws of the State of Florida, Landlord has filed in the public records of Palm Beach County, Florida, a public notice containing a true and correct copy of this paragraph; and, Tenant hereby agrees to inform all contractors and materialmen performing work in or for or supplying materials to the Premises of the existence of said notice.

      7.6 Services; Utilities. Landlord shall, as part of Operating Costs, furnish the Premises with the following services in the manner that such services are provided to comparable office buildings in the area:

            7.6.1 electricity for lighting and for the operation of office machines;

            7.6.2 heating, ventilation and air conditioning ("HVAC") to the extent reasonably required for the comfortable occupancy by the Tenant in its use of the Premises during the period on weekdays, Monday through Friday, from 8:00 a.m. to 6:00 P.M., except for holidays declared by the federal government or such shorter periods as may be prescribed by any applicable policies or regulations adopted by any utility or governmental agency;

            7.6.3   elevator service;

            7.6.4   rest room supplies;


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            7.6.5   window washing with reasonable frequency;, and

            7.6.6   daily janitor service Monday through Friday

            HVAC service for common areas at times other than 8:00 a.m. to 6:00 p.m., Monday through Friday shall be provided by Landlord, at Tenant's expense, upon written request by Tenant delivered to Landlord prior to 1:00 p.m. at least one (1) business day in advance of the date for which such service is needed. In addition, Landlord shall provide security to the Building in the manner required by this Lease. The Tenant shall pay to the Landlord, or as the Landlord directs, all gas, electricity, water, and other utility charges applicable to the Premises as separately metered or, if not so metered, as part of Tenant's proportionate share of Operating Costs.

8 INSURANCE AND INDEMNITY.

      8.1 Tenant's Insurance. The Tenant shall, throughout the Term (and any other period when Tenant is in possession of the Premises), maintain at its sole cost the following insurance:

            8.1.1 All risks property insurance. Such policy shall name the Tenant and the Landlord as insured parties, containing a waiver of subrogation rights which the Tenant's insurers may have against the Landlord and against those for whom the Landlord is in law responsible including, without limitation, its directors, officers, agents, and employees, and (except with respect to the Tenant's chattels) incorporating a standard New York mortgagee endorsement (without contribution). Such insurance shall insure property of every kind owned by the Tenant in an amount not less than the full replacement cost thereof (new), with such cost to be adjusted not less than annually.

            8.1.2 Comprehensive general liability insurance. Such policy shall contain inclusive limits per occurrence of not less than the amount specified in the Lease Summary; provide for cross-liability; and include the Landlord and any mortgagee of Landlord as additional insureds.

            8.1.3 Worker's compensation and employer's liability insurance. Such policy(ies) shall be in compliance with applicable legal requirements.

            Any other form of insurance which the Tenant or the Landlord, acting reasonably, should require, from time to time, in such form and amount, and


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            for risks against which a prudent tenant would insure. All policies referred to above shall be

            8.1.4 taken out with insurers licensed to do business in Florida and reasonably acceptable to the Landlord;

            8.1.5   be in a form reasonably satisfactory to the Landlord;

            8.1.6 be non-contributing with, and shall apply only as primary and not as excess to any other insurance available to the Landlord or any mortgagee of Landlord;

            8.1.7 contain an undertaking by the insurers to notify the Landlord by certified mail not less than thirty (30) days prior to any material change, cancellation, or termination, and

            8.1.8 with respect to subsection 8.1., contain replacement cost, demolition cost and increased cost of construction, and endorsements.

            Certificates of insurance on the Landlord's standard form (if provided by Landlord), or, if required by a mortgagee, copies of such insurance policies certified by an authorized officer of Tenant's insurer as being complete and current shall be delivered to the Landlord promptly upon request. If the Tenant has to take out or keep in force any insurance referred to in this section 8.1 or should any such insurance not be approved by either the Landlord or any mortgagee, and the Tenant does not commence and continue diligently to cure such default within forty-eight (48) hours after written notice by the Landlord to the Tenant specifying the nature of such default, then the Landlord shall have the right, without assuming any obligation in connection therewith, to effect such insurance at the sole cost of the Tenant and all outlays by the Landlord shall be paid by the Tenant to the Landlord without prejudice to any other rights or remedies of the Landlord under this Lease. The Tenant shall not keep or use in the Premises any article which may be prohibited by any fire or casualty insurance policy in force from time to time covering the Premises or the Building.

      8.2 Loss or Damage. The Landlord shall not be liable for any death or injury arising from or out of

            8.2.1 any occurrence in, upon, at, or relating to the Building or damage to property of the Tenant or of others located on the Premises or elsewhere in the building, or


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            8.2.2   any loss of or damage to any property of the Tenant or
                    others,

            from any cause whatsoever, including those caused by Landlord's negligence, UNLESS SUCH DEATH, INJURY, LOSS, OR DAMAGE SHOULD BE PROXIMATELY CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE LANDLORD. Without limiting the generality of the foregoing, the Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, falling ceiling tile, falling fixtures, steam, gas, electricity, water, rain, flood, or leaks from any part of the Premises or from the pipe sprinklers, appliances, plumbing works, roof, windows, or subsurface of any floor or ceiling of the Building or from the street or any other place or by dampness, or by any other cause whatsoever.

            The Tenant agrees to indemnify the Landlord and hold it harmless from and against any and all loss including loss of Minimum Rent and Operating Costs payable in respect to the Premises, claims, actions, damages, liability, and expense of any kind whatsoever (including attorneys' fees and costs at all tribunal levels), arising from any occurrence in, upon, or at the Premises, or the occupancy, use, or improvement by the Tenant or its agents or invitees of the Premises or any part thereof, or occasioned wholly or in part by any act or omission of the Tenant, its agents, employees and invitees or by anyone permitted to be on the Premises by the Tenant, or resulting from any cause whatsoever including, but not limited to, the negligence of Landlord UNLESS SUCH LOSS SHOULD BE PROXIMATELY CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD.

      8.3   Landlord's Insurance. Throughout the Term, the Landlord shall carry:

            8.3.1 "all risks" insurance on the Building and the machinery and equipment contained therein or servicing the Building and owned by the Landlord (excluding any property with respect to which the Tenant and other tenants are obliged to insure pursuant to section 8.1 or similar sections of their respective leases);

            8.3.2 public liability and property damage insurance, with respect to the Landlord's operations in the Building; and

            8.3.3 such other forms of insurance as the Landlord or its mortgagee reasonably considers advisable. Such insurance shall be in such reasonable amounts and in such reasonable deductions as would be


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                    carried by a prudent owner of a similar building, having
                    regard to size, age, and location.

9 DAMAGE AND DESTRUCTION

      9.1 Damage to Premises. If the Premises are partially destroyed due to fire or other casualty, the Landlord shall diligently repair the Premises, to the extent of its obligations under section 7.1, and Minimum Rent shall abate proportionately to the portion of the Premises, if any, rendered untenantable from the date of the destruction or damage until the Landlord's repairs have been substantially completed. If the Premises are totally destroyed due to fire or other casualty, the Landlord shall diligently repair the Premises only to the extent of its obligations pursuant to section 7.1; and, Minimum Rent shall abate entirely from the date of destruction or damage to such date which is the earlier of the date tenantable, or thirty (30) days after Landlord's repairs have been substantially completed. Upon being notified by the Landlord that the Landlord's repairs have been substantially completed, the Tenant shall diligently perform all other work required to fully restore the Premises for use in the Tenants business, in every case at the Tenant' s cost and without any contribution to such cost by the Landlord, whether or not the Landlord has at any time made any contribution to the cost of supply, installation, or construction of leasehold improvements in the Premises. Tenant agrees that during any period of reconstruction or repair of the Premises, it will continue the operation of its business, within the Premises to the extent practicable. If all or any part of the Premises shall be damaged by fire or other casualty and the fire or other casualty is caused by the fault of neglect of Tenant or Tenant's agents, guests, or invitees, then Minimum Rent and all other charges shall not abate.

      9.2 Termination for Damage. Notwithstanding section 9.1, if damage or destruction that should occur to the Premises or the Building is such that in the reasonable opinion of the Landlord such reconstruction or repair cannot be completed within one hundred twenty (120) days of the happening of the damage or destruction, then the Landlord may, at its option, terminate this Lease on notice to the Tenant given within thirty (30) days after such damage or destruction; and, the Tenant shall immediately deliver vacant possession of the Premises in accordance with the terms of this Lease.

10 ASSIGNMENT, SUBLEASES, AND TRANSFERS.

      10.1 Transfer by Tenant. The Tenant shall not enter into, consent to, or otherwise permit any Transfer, as hereinafter defined, without the prior written consent


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            of the Landlord in each instance, which consent shall not be unreasonably withheld. For purposes of this Lease, "Transfer" means an assignment of this Lease in whole or in part, a sublease of all or any part of the Premises, any transaction whereby the rights of the Tenant under this Lease or to the Premises are transferred to another, any mortgage or encumbrance of this Lease or the Premises or any part thereof or other arrangement under which either this Lease or the Premises become security for any indebtedness or other obligations; and, if Tenant is a corporation or a partnership, then "Transfer" shall include the transfer of a controlling interest in the stock of the corporation or partnership interests, as applicable. If there is a permitted Transfer, the Landlord may collect Minimum Rent, Operating Costs and other payments from the transferee and apply the net amount collected to the rent or other payments required to be paid pursuant to this Lease; but, in no event shall acceptance by the Landlord of any payments by a transferee be deemed a waiver of any provisions hereof regarding Tenant. Notwithstanding any Transfer, the Tenant shall not be released from any of its obligations under this Lease. The Landlord's consent to any Transfer shall be subject to the further condition that if the sum paid by such transferee to Tenant pursuant to such Transfer exceeds the Minimum Rent, Operating Costs and other charges (if any) payable under this Lease, the amount of such excess shall be paid to the Landlord. If, pursuant to a permitted Transfer, the Tenant should receive for such Transfer from the transferee, either directly or indirectly, any consideration other than Minimum Rent, Operating Costs and other charges payable pursuant to this Lease, either in the form of cash, goods, or services, then the Tenant shall, upon receipt thereof, pay to the Landlord an amount equivalent to such consideration.

      10.2 Assent by Landlord. The Landlord shall have the unrestricted right to sell, lease, convey, or otherwise dispose of the Building or any part thereof and this Lease or any interest of the Landlord in this Lease. To the extent that the purchaser or assignee from the Landlord assumes the obligations of the Landlord under this Lease, the Landlord shall thereupon and without further agreement be released of all further liability under this Lease. If the Landlord sells its interest in the Premises, it shall deliver the security deposit to the purchaser, and the Landlord will thereupon be released from any further liability with respect to the security deposit and its return to the Tenant and the purchaser shall become directly responsible to Tenant.

11 DEFAULT.

      11.1 Defaults. A default by Tenant shall be deemed to have occurred hereunder, if and whenever:


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            11.1.1  any Minimum Rent or Tenant's proportionate share of
                    Operating Costs is not paid when due whether or not any notice or demand for payment has been made by the Landlord;

            11.1.2 any other charge which is the obligation of the Tenant under this Lease is in arrears and is not paid within five (5) days after written demand by the Landlord;

            11.1.3 the Tenant should breach any of its obligations in this Lease (other than the payment of Minimum Rent or Operating Costs) and the Tenant should fail to remedy such breach within fifteen (15) days (or such shorter period ds may be provided in this Lease);

            11.1.4  if such breach cannot reasonably be remedied within fifteen
                    (15) days (or such shorter period), then if the Tenant should fail to immediately commence to remedy and thereafter diligently proceed to remedy such breach, in each case after written notice from the Landlord;

            11.1.5  the Tenant should become bankrupt or insolvent;

            11.1.6 any of the Landlord's policies of insurance with respect to the Building should be canceled or adversely changed as a result of Tenant' s use or occupancy of the Premises; or

            11.1.7 the business operated by Tenant in the Premises should be closed by governmental or court order for any reason.

      11.2 Remedies. In the event of any default hereunder by Tenant, then without prejudice to any other rights which it has pursuant to this Lease or at law or in equity, the Landlord shall have the following rights and remedies, which shall be cumulative ind not alternative:

            11.2.1 Landlord may cancel this Lease by notice to the Tenant and retake possession of the Premises for Landlord's account. Tenant shall then quit and surrender the Premises to Landlord. Tenant's liability under this section 11.2 of this Lease shall continue notwithstanding any expiration and surrender by Tenant, or any re-entry, repossession, or disposition hereunder by Landlord.

            11.2.2 Landlord may enter the Premises as agent of the Tenant to take possession of any and all property of the Tenant on the Premises, to


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                    store such property at the expense and risk of the Tenant or to sell or otherwise dispose of such property in such manner as the Landlord may see fit without notice to the Tenant. Re-entry and removal may be effectuated by summary dispossession proceedings, by any suitable action or proceeding, or otherwise. Landlord shall not be liable in any way in connection with its actions pursuant to this section, to the extent that its actions are in accordance with law.

            11.2.3  If this Lease should be canceled pursuant to subsection
                    11.2.1 above, then Tenant shall remain liable (in addition to accrued liabilities) to the fullest extent legally permissible for all rent and all of the charges Tenant would have been required to pay until the date this Lease would have expired had such cancellation not occurred. Tenant's liability for rent shall continue notwithstanding re-entry or repossession of the Premises by Landlord. In addition to the foregoing, Tenant shall pay to Landlord such sums as the court which has jurisdiction thereover may adjudge as reasonable attorneys' fees with respect to any successful lawsuit or action instituted by Landlord to enforce the provisions of this Lease.

            11.2.4 Landlord may relet all or any part of the Premises for all or any part of the unexpired portion of the Term of this Lease or for any longer period, and may accept any rent then attainable. Landlord may grant any concessions of Rent, and agree to paint or make any special repairs, alterations, and decorations for any new Tenant as it may deem advisable in its sole and absolute discretion. Landlord shall not be under any obligation either to relet or to attempt to relet the Premises.

            11.2.5 If this Lease should be canceled in accordance with subsection 11.2.1 above, and Landlord should so elect, the Minimum Rent and Operating Costs hereunder shall be accelerated, and Tenant shall pay Landlord damages in the amount any and all sums which would have been due for the remainder of the Term.

            11.2.6 Landlord may remedy or attempt to remedy any default of the Tenant under this Lease for the account of the Tenant and to enter upon the Premises for such purposes. Landlord need not provide Tenant with any notice of its intention to perform such covenants unless expressly required by this Lease. The Landlord shall not be liable to the Tenant for any loss or damage caused by acts of the Landlord in remedying or attempting to remedy such default, and the Tenant shall pay to the


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                    Landlord all expenses incurred by the Landlord in connection with remedying or attempting to remedy such default. Any expenses incurred by Landlord shall accrue interest from the date of payment by Landlord until the date of repayment by Tenant at the highest rate permitted by law.

      11.3 Costs. The Tenant shall pay to the Landlord on demand the costs incurred by the Landlord, including attorneys' fees and costs at all tribunal levels, incurred by the Landlord in enforcing any of the obligations of the Tenant under this Lease. In addition, upon any default by Tenant, Tenant shall also be liable to Landlord for the expenses to which Landlord may be put in re-entering the Premises, repossessing the Premises, painting, altering, or dividing the Premises, combining the Premises with an adjacent space for any new tenant, putting the Premises in proper repair, protecting and preserving the Premises by placing watchmen and caretakers therein, reletting the Premises (including attorneys' fees and disbursements, marshal's and brokerage fees, in so doing); and any other expenses reasonably incurred by Landlord.

      11.4 Additional Remedies; Waiver. The rights and remedies of Landlord set forth herein shall be in addition to any other right and remedy now and hereinafter provided by law. All rights and remedies shall be cumulative and non-exclusive of each other. Any delay or omission by Landlord in exercising a right or remedy shall not be deemed to exhaust or impair the Landlord's rights, constitute a waiver of its rights, or be considered acquiescence by Landlord to a default by Tenant.

      11.5 Default by Landlord. In the event of any default by Landlord, Tenant's exclusive remedy shall be an action for damages, but prior to any such action Tenant shall give Landlord written notice specifying such default with particularity; whereupon, Landlord shall have a period of thirty (30) days following its actual receipt of such notice within which to commence an appropriate cure of such default. Unless and until Landlord should fail to commence and diligently pursue the appropriate cure of such default after such notice or complete same within a reasonable period of time, Tenant shall not have any remedy or cause of action by reason thereof. Notwithstanding any provision of this Lease, Landlord shall not have any personal liability, at any time, under this Lease. In the event of any breach or default by Landlord of any term or provision of this Lease, Tenant agrees to look solely to the equity or interest then-owned by Landlord in the Building; and, in no event shall any deficiency judgment or any money judgment of any kind be sought or obtained against Landlord.


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12 ESTOPPEL CERTIFICATE; SUBORDINATION

      12.1 Estoppel Certificate. Within ten (10) days after written request by the Landlord, the Tenant shall deliver in a form supplied by the Landlord, an estoppel certificate to the Landlord as to

            12.1.1 the status of this Lease, including whether this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified and identifying the modification agreements),

            12.1.2 the amount of Minimum Rent and Operating Costs then being paid and the dates to which same have been paid,

            12.1.3 whether or not there is any existing or alleged default by either party with respect to which a notice of default has been served, or any facts existing which, with the passing of time or giving of notice, would constitute a default and, if there is any such default or fact, specifying the nature and extent thereof, and

            12.1.4 any other matters pertaining to this Lease as to which the Landlord shall request in such certificate.

            The Landlord and any prospective purchaser, lender, or ground lessor shall have the right to rely on such certificate.

      12.2 Subordination; Attornment. This Lease and all rights of the Tenant shall be subject and subordinate to any and all mortgages, security agreements, or like instruments resulting from any financing, refinancing of collateral financing (including renewals or extensions thereof), and to any and all ground leases, made or arranged by Landlord of its interests in all or any part of the Building), from time to time in existence against the Building, whether now existing or hereafter created. Such subordination shall not require any further instrument to evidence such subordination. However, on request, the Tenant shall further evidence its agreement to subordinate this Lease and its rights under this Lease to any and all documents and to all advances made under such documents. The form of such subordination shall be made as required by the Landlord, its lender, or ground lessor. The Tenant shall promptly on request attorn to any mortgagee, or to the future owner(s) of the Building, or the purchaser at any foreclosure or sale under proceedings taken under any mortgage, security agreement, like instrument


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            or ground lease, and shall recognize such mortgagee, owner, or purchaser as the Landlord under this Lease.

13 USE AND MAINTENANCE OF COMMON AREAS.

      13.1 Use and Maintenance of Common Areas. The Tenant and those doing business with Tenant for purposes associated with the Tenant's business on the Premises, shall have a nonexclusive license to use the Common Areas for their intended purposes during normal business hours in common with others entitled thereto and subject to any rules and regulations imposed by the Landlord. The Landlord shall keep the Common Areas in good repair and condition and shall clean the Common Areas when necessary. Subject to all of the terms, provisions, covenants, and conditions contained herein, Tenant shall have the right to use the number of parking spaces indicated in the Lease Summary in the parking lot which Landlord shall provide for the use of Tenants of the Building. Landlord shall not be liable for any damage to automobiles of any nature whatsoever to, or any theft of automobiles or other vehicles or the contents thereof, while in or about the parking lots. The Tenant acknowledges that its non-exclusive right to use any parking facilities forming part of the Building may be subject to such rules and regulations as reasonably imposed by the Landlord from time to time. The Tenant acknowledges that all Common Areas shall at all times be under the exclusive control and management of the Landlord. For purposes of this Lease, "Common Areas" shall mean those areas, facilities, utilities, improvements, equipment and, installations of the Building which serve or are for the benefit of the tenants of more than one component of the Building and which are not designated or intended by the Landlord to be leased, from time to time, or which are provided or designated from time to time by the Landlord for the benefit or use of all tenants in the Building, their employees, customers, and invitees, in common with others entitled to the use or benefit of same.

      13.2  Alterations by Landlord. The Landlord may

            13.2.1 alter, add to, subtract from, construct improvements on, re-arrange, and construct additional facilities in, adjoining, or proximate to the Building;

            13.2.2 relocate the facilities and improvements in or comprising the Building or erected on the land;


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                  13.2.3   do such things on or in the Building as required to
                           comply with any laws, by-laws, regulations, orders, or directives affecting the land or any part of the Building; and

                  13.2.4 do such other things on or in the Building as the Landlord, in the use of good business judgment determines to be advisable, provided that notwithstanding anything contained in this section 13.2, access to the Premises shall be available at all times. The Landlord shall not be in breach of its covenants for quiet enjoyment or liable for any loss, costs, or damages, whether direct or indirect, incurred by the Tenant due to any of the foregoing.

         13.3 Tenant Relocation. Landlord shall have the right, at any time upon sixty (60) days written notice to Tenant, to relocate Tenant into other space within the Building comparable to the Premises. Upon such relocation, such new space shall be deemed the Premises and the prior space originally demised shall in all respects be released from the effect of this Lease. If the Landlord elects to relocate Tenant as above described.

                  13.3.1 the new space shall contain approximately the same as, or greater usable area than the original space,

                  13.3.2 the Landlord shall improve the new space, at Landlord's sole cost, to at least the standards of the original space,

                  13.3.3 the Landlord shall pay the reasonable costs of moving Tenant's trade fixtures and furnishings from the original space to the new space,

                  13.3.4 as total compensation for all other costs, expenses, and damages which Tenant may suffer in connection with the relocation, including but not limited to, lost profit or business interruption, no Minimum Rent or Operating Costs shall be due or payable for the first full calendar month of Tenant's occupancy of the new space, and Landlord shall not be liable for any further indirect or special expenses of Tenant resulting from the relocation,

                  13.3.5 Minimum Rent, Tenant's proportionate share of Operating Costs, and all other charges hereunder shall be the same for the new space as for the original space, notwithstanding that the new space may be larger than the original space, and


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            13.3.6  all other terms of this Lease shall apply to the new space as the Premises, except as otherwise provided in this paragraph.

14 CONDEMNATION.

      14.1 Total or Partial Taking. If the whole of the Premises, or such portion thereof as will make the Premises unusable for the purposes leased hereunder, shall be taken by any public authority under the power of eminent domain or sold to a public authority under threat or in lieu of such taking, the Term shall cease as of the day possession or title shall be taken by such public authority, whichever is earlier ("Taking Date"), whereupon the rent and all other charges shall be paid up to the Taking Date with a proportionate refund by Landlord of any rent and all other charges paid for a period subsequent to the Taking Date. If less than the whole of the Premises, or less than such portion thereof as will make the Premises unusable for the purposes leased hereunder, the Term shall cease only as to the part so taken as of the Taking Date, and Tenant shall pay rent and other charges up to the Taking Date, with appropriate credit by Landlord (toward the next installment of rent due from Tenant) of any rent or charges paid for a period subsequent to the Taking Date. Minimum Rent, Operating Costs and other charges payable to Landlord shall be reduced in proportion to the amount of the Premises taken.

      14.2 Taking For Temporary Use. If there is a taking of the Premises for temporary use, this Lease shall continue in full force and effect and Tenant shall continue to comply with Tenant's obligations under this Lease, except to the extent compliance shall be rendered impossible or impracticable by reason of the taking. Minimum Rent and other charges payable to Landlord shall be reduced in proportion to the amount of the Premises taken for the period of such temporary use.

      14.3 Award. All compensation awarded or paid upon a total or partial taking of the Premises or Building including the value of the leasehold estate created hereby shall belong to and be the property of Landlord without any participation by Tenant. Tenant shall not have any claim to any such award based on Tenant's leasehold interest. However, nothing contained herein shall be construed to preclude Tenant, at its cost, from independently prosecuting any claim directly against the condemning authority in such condemnation proceeding for damage to, or cost of removal of, stock, trade fixtures, furniture, and other personal property belonging to Tenant; provided, however, that no such claim shall diminish or otherwise adversely affect Landlord's award or the award of any mortgagee.


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15 GENERAL PROVISIONS.

      15.1 Delay. Except as expressly provided in this Lease, whenever the Landlord or Tenant is delayed in the fulfillment of any obligation under this Lease, other than the payment of Minimum Rent, Operating Costs, or other charges, by an unavoidable occurrence which is not the fault of the party delayed in performing such obligation, then the time for fulfillment of such obligation shall be extended during the period in which such circumstances operate to delay the fulfillment of such obligation.

      15.2 Holdover tenancy. If the Tenant should remain in possession of the Premises after the end of the Term without having executed and delivered a new lease or an agreement extending the Term, there shall not exist any tacit renewal of this Lease or the Term; and, the Tenant shall be deemed to be occupying the Premises as a Tenant from month-to-month at a monthly Minim um Rent payable in advance on the first day of each month equal to twice the monthly amount of both Minimum Rent and Operating Costs payable during the last month of the Term, and otherwise upon the same terms as are set forth in this Lease, so far as they are applicable to a monthly tenancy.

      15.3 Waiver, Partial Invalidity. If either the Landlord or Tenant should excuse or condone any default by the other of any obligation under this Lease, this shall not constitute a waiver of such obligation in respect of any continuing or subsequent default; and in no event shall any waiver be implied. All of the provisions of this Lease are to be construed as covenants even though not expressed as such. If any such provision is held or rendered illegal or unenforceable, then it shall be considered separate and severable from this Lease and the remaining provisions of this Lease shall remain in force and effect to bind the parties as though the illegal or unenforceable provision had never been included in this Lease.

      15.4 Recording. Neither the Tenant nor anyone claiming under the Tenant shall record this Lease or any memorandum hereof in any public records without the prior written consent of the Landlord.

      15.5 Notices. In every case where, under the provisions of this Lease, it shall be necessary or desirable for Landlord to give to or serve upon Tenant any notice or demand, it shall be sufficient for Landlord

            15.5.1 to deliver or cause to be delivered to Tenant at the Premises a written or printed copy of such notice or demand, or


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                                      Commercial Office Lease. The Grip Building
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            15.5.2  to send a written or printed copy of such notice or demand by certified mail, return receipt requested postage prepaid, addressed to Tenant at the Premises, or

            15.5.3 to leave a written or printed copy of said notice or demand upon the Premises, or to post the same upon the door leading into the Premises.

      15.6 Attorney's Fees. Tenant agrees to pay all attorney's fees and expenses of Landlord incurred in enforcing any of the obligations of Tenant under this Lease or in any negotiation in which Landlord shall, without his fault, become involved through or on account of this Lease. If either party or the broker named herein (if any) brings an action to enforce the terms hereby or declare rights hereunder, the party awarded the net judgment in any such action on trial or appeal shall be entitled to reasonable attorney's fees to be paid by the losing party as fixed by the court.

      15.7 Locks; Keys. No additional locks shall be placed upon any doors of the Premises or of the Building; and, Tenant will not permit any duplicate keys to be made. All necessary keys will be furnished by Landlord, but if more than two keys for any door lock shall be desired, the additional number must be paid for by Tenant. Upon the termination of this Lease, Tenant shall surrender to Landlord all keys to the premises.

      15.8 Authority. If Tenant is a corporation, trust, or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duty authorized to execute and deliver this Lease on behalf of said entity. If Tenant is a corporation, trust, or partnership, Tenant shall, within thirty
            (30) days after execution of this Lease, deliver to Landlord evidence of such authority satisfactory to Landlord.

      15.9 Conflict. Any conflict between the printed provisions of this Lease and typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions provided such is signed by the party against whom enforcement is sought.

     15.10 Brokerage. Tenant and Landlord acknowledge that they have not dealt, consulted or negotiated with any real estate broker, sales person or agent other than the Broker, if any, set forth in Section 1.1.21 of the Lease and each party hereby agrees to indemnify and hold harmless the other from and against any and all loss and liability resulting from or arising out of any claim that the indemnifying party has dealt or negotiated with any other real estate broker, sales person or agent in connection with this Lease.


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                                      Commercial Office Lease. The Grip Building
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     15.11  Entire Agreement. Tenant agrees that Landlord has not made any statement, promise or agreement, or taken upon itself any engagement whatsoever, verbally or in writing, in conflict with the terms of this Lease, or which in any way modifies, varies, alters, enlarges or invalidates any of its provisions. This Lease sets forth the entire understanding between Landlord and Tenant, and shall not be changed, modified or amended except by an instrument in writing signed by the party against whom the enforcement of any such change, modification or amendment is sought. The covenants and agreements herein contained shall bind, and the benefit and advantages herein shall inure to the respective heirs, legal representatives, successors and assigns of Landlord and Tenant. Whenever use, the singular number shall include the plural and the plural shall include the singular and the use of any gender shall include all genders. The headings set forth in this Lease are for ease of reference only and shall not be interpreted to modify or limit the provisions hereof.

     15.12 Governing law; time of essence. This Lease shall be construed in accordance with the laws of the State of Florida. Time is of the essence in the performance of all obligations under this Lease.

     15.13 RADON GAS. Radon is a naturally occurring radioactive gas that when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from one's county public health unit.

     15.14 Successors; joint and several liability. The rights and liabilities created by this Lease extend to and bind the successors and assigns of the Landlord and the heirs, executors, administrators, and permitted successors and assigns of the Tenant. No rights, however, shall inure to the benefit of any transferee unless such Transfer complies with the provisions of Section 10 above. If there is at any time more than one Tenant or more than one person constituting the Tenant, their covenants shall be considered to be joint and several and shall apply to each and every one of them.

     15.15 Captions and Section Numbers. The captions, section numbers, article numbers and table of contents appearing in this Lease are inserted only as a matter of convenience and in no way affect the substance of this Lease.


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     15.16  Extended meanings. The words "hereof," "hereto," "hereunder," and similar expressions used in this Lease relate to the whole of this Lease and not only to the provisions in which such expressions appear. This Lease shall be read with all changes in number and gender as may be appropriate or required by the context. Any references to the Tenant includes, when the context allows, the employees, agents, invitees, and licensees of the Tenant and all others over whom the Tenant might reasonably be expected to exercise control. This Lease has been fully reviewed and negotiated by each party and its counsel and shall not be more strictly construed against either party.

     15.17 No Partnership. Nothing in this Lease shall create any relationship between the parties other than that of lessor and lessee; and, nothing in this Lease shall be deemed to imply or infer that the Landlord is a partner of, joint venturer with or member of a common enterprise with the Tenant.

     15.18 Quiet Enjoyment. If the Tenant pays rent and other charges and fully observes and performs all of its obligations under this Lease, the Tenant shall be entitled to peaceful and quiet enjoyment of the Premises for the Term without interruption or interference by the Landlord or any person claiming through the Landlord.

     15.19 Waiver of Trial by Jury. LANDLORD AND TENANT HEREBY KNOWINGLY, IRREVOCABLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON THIS LEASE OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS LEASE OR ANY DOCUMENT OR INSTRUMENT EXECUTED IN CONNECTION WITH THIS LEASE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LANDLORD AND TENANT TO ENTER INTO THIS LEASE.

     15.20  [End of Lease terms; signature Page follows]


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                                      Commercial Office Lease. The Grip Building
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